EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report dated November 14, 2018 included in the Registration Statement on Form S-1 Amendment No. 2 and related Prospectus of Northwest Oil & Gas Trading Company, Inc. for the registration of its common stock.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

April 4, 2019